Exhibit 4.3

Certificate No.	No. of Rights

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [                    ], 2010 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE SUBSCRIPTION AGENT.

STANLEY FURNITURE COMPANY, INC.

(Incorporated under the laws of the State of Delaware)

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights, each to Purchase [                    ] Shares of Common Stock of Stanley Furniture Company, Inc.

Subscription Price: $0.02 per Share                             Rights Cusip

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE [        ] P.M., EASTERN TIME, ON [                    ], 2010, UNLESS EXTENDED BY THE COMPANY. THIS CERTIFIES THAT

the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth on the face of this certificate. Each whole Right entitles the holder thereof, or its assigns, to subscribe for and purchase          shares of common stock, with a par value of $0.02 per share (the “Shares”) of Stanley Furniture Company, Inc., a Delaware corporation (the “Company”), at a subscription price of $[            ] per Share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to the Use of Subscription Rights Certificates” accompanying this Subscription Rights Certificate. The Rights expire at [            ] p.m. on [                    ], 2010, unless extended. If any Shares available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing the Form of Election to Purchase on the reverse side hereof and by returning the full payment of the subscription price for each Share in accordance with the “Instructions as to the Use of Subscription Rights Certificates” that accompanies this Subscription Rights Certificate. The Rights evidenced by this Subscription Rights Certificate may also be transferred or sold by completing the Assignment Form on the reverse side hereof in accordance with the “Instructions as to the Use of Subscription Rights Certificates” that accompanies this Subscription Rights Certificate.

Transferable on the books of Stanley Furniture Company, Inc. in person or by duly authorized attorney upon surrender of this Subscription Rights Certificate properly endorsed. This Subscription Rights Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

WITNESS the facsimile signatures of two duly authorized officers of Stanley Furniture Company, Inc.	STANLEY FURNITURE COMPANY, INC.
COUNTERSIGNED AND REGISTERED	By:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:

FORM OF ELECTION TO PURCHASE

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

The registered holder of this Rights Certificate is entitled to exercise the number of Rights shown in the upper right hand corner of the Subscription Rights Certificate and may subscribe for additional shares of common stock pursuant to the Over-Subscription Privilege upon the terms and conditions specified in the Prospectus.

The undersigned hereby notifies the Subscription Agent of its irrevocable election to subscribe for shares of common stock in the following amounts:

To subscribe for shares of common stock pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) and sign below. To subscribe for shares of common stock pursuant to your Over-Subscription Privilege, please also complete line (b).

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I subscribe for                      (No. of shares of common stock) x $[        ] (Subscription Price) = $                     (Payment)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:

If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares of common stock pursuant to your Over-Subscription Privilege:

I subscribe for                      (No. of shares of common stock) x $[        ] (Subscription Price) = $                     (Payment)

(c) Total Amount of Payment Enclosed $

ASSIGNMENT FORM

To transfer your Rights to another person, complete this Assignment Form and have your signature guaranteed below.

For value received              of the Rights represented by this Subscription Rights Certificate are assigned to:

SIGNATURE

Social Security #

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

SIGNATURE GUARANTEE

This section must be completed if you have completed the Assignment Form above.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signatures should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.